Exhibit 16.1

September 12, 2002

Securities and Exchange Commission
Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4(a) of americabilia.com, Inc.'s Form 8-K dated September 12, 2002, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Las Vegas, Nevada